CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bubblr, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2022 filed with the Securities and Exchange Commission (the “Report”), I, Rik Willard, Chief Executive Office, and I, Virginia Mackin, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Rik Willard
Name:	Rik Willard
Title:	Chief Executive Officer
Date:	November 9, 2022

By:	/s/ Virigina Mackin
Name:	Virginia Mackin
Title:	Interim Chief Financial Officer
Date:	November 9, 2022

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.